SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange of 1934


Date of Report (Date of earliest event reported) May 26, 1998


                              SPRINT SPECTRUM L.P.
                       SPRINT SPECTRUM FINANCE CORPORATION
             (Exact name of Registrant as specified in its charter)


        Delaware                    333-06609-01               48-1165245
        Delaware                    333-06609-02               43-1746537
(State or Other Jurisdiction    (Commission File Number)     (IRS Employer
     of Incorporation)                                     Identification No.)


                4900 Main Street, Kansas City, Missouri      64112
               (Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code (816) 559-1000


(Former name or former address, if changed since last report)


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Item 5. Other Events.

Agreement Regarding Restructuring of Partnership Interests in Sprint Spectrum
 Holding Company, L.P.

On May 26, 1998, Sprint Corporation ("Sprint") announced that it had entered into an agreement with Tele-Communications, Inc. ("TCI"), Comcast Corporation ("Comcast") and Cox Communications, Inc. ("Cox", and together with TCI and Comcast, the "Cable Parents") to assume ownership and management control of Sprint Spectrum Holding Company, L.P., MinorCo, L.P. (together, "Holdings") and PhillieCo Partners I, L.P. and PhillieCo Partners II, L.P. (together, "PhillieCo"). Sprint Spectrum L.P. is a wholly-owned subsidiary partnership of Holdings, and Sprint Spectrum Finance Corporation is a wholly-owned subsidiary of Sprint Spectrum L.P. The agreement provides that Sprint will assume full ownership and management control of Holdings and PhillieCo and their respective subsidiaries, including the Registrants, in a series of steps over the next several months.

Sprint intends to combine the operations of Sprint Spectrum L.P., PhillieCo, L.P., American PCS Communications, LLC, SprintCom, Inc. and Holdings' interest in Cox Communications PCS, L.P. to form the PCS Group, which will operate under the name Sprint PCS (SM).

Initially, the Cable Parents will receive a 47 percent economic interest in the PCS Group in exchange for their interests in Holdings and PhillieCo. The Cable Parents will receive low vote shares of Series 2 PCS Stock, which is a series of common stock to be issued by Sprint that tracks the performance of the PCS Group. The Cable Parents will not have special governance rights regarding the operations of the Registrants, and the PCS Group will be governed by the Sprint Board of Directors.

Additional information concerning the restructuring is contained in a Form 8-K filed by Sprint on June 2, 1998.


Item 7. Financial Statements and Exhibits

None.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

Date: June 4, 1998

                              SPRINT SPECTRUM L.P.


                              By: /s/ Joseph M. Gensheimer
                              Joseph M. Gensheimer, General Counsel
                                  and Secretary


                              SPRINT SPECTRUM FINANCE CORPORATION


                              By: /s/ Joseph M. Gensheimer
                              Joseph M. Gensheimer, General Counsel
                                  and Secretary